Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-196459 and 333-188518) and Form S-8 (Nos. 333-176016 and 333-201991) of Wesco Aircraft Holdings, Inc. of our report dated November 28, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Amendment No. 1 to Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
December 14, 2016